4Q 2020 Earnings Supplemental Presentation February 25, 2021

2 Safe Harbor Disclosure This presentation contains forward-looking statements. These forward-looking statements include, in particular, statements about our plans, strategies and prospects. These statements are based on our current expectations and projections about future events. The words “may,” “will,” “should,” “could,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential” or “continue” or the negative of those terms or other similar expressions are intended to identify forward- looking statements and information. You are cautioned not to place undue reliance on these forward- looking statements, which speak only as of their dates. These forward-looking statements are based on assumptions and estimates by our management that, although we believe to be reasonable, are inherently uncertain and subject to risks and uncertainties that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements. These risks and uncertainties include those described in our filings with the SEC. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this presentation may not in fact occur. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

3 Non-GAAP Disclosure Statement This presentation contains certain non-GAAP financial measures, including “adjusted revenue”, “adjusted EBITDA”, “adjusted net income” and “adjusted net income per share”. • “Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and are not meant as a substitute for revenues prepared in accordance with GAAP. • “Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, non-recurring gains, loss allocation from equity method investments and (income) loss attributable to non-controlling interest. • “Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, amortization of acquired intangibles and fair value adjustment to property and equipment, net, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, non-recurring gains, loss allocation from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations. • “Adjusted net income per diluted share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding. This information is not calculated in accordance with GAAP and may be calculated differently than similar non-GAAP information for other companies. Quantitative reconciliations of our non-GAAP financial information to the most directly comparable GAAP information appear in the appendix of this presentation. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income (loss) or net income (loss) per share determined in accordance with GAAP.

4 Key Messages for Today Reporting strong financial results and executing on our strategy in a challenging year Accelerating investment in Financial Wellness ecosystem to capitalize on massive opportunity Positioning Envestnet for faster revenue growth over the long term Delivering on the promise of The Intelligent Financial LifeTM

5 Proven Record of Innovation and Growth Cloud-based TAMP Advisor-as- Portfolio- Manager UMA Tamarac RIA solution Advice-Centric platform Yodlee Data & Analytics Financial Planning TAMP Integrated Wealth Platform Financial Wellness Ecosystem Fully mobile WM platform Credit Exchange Advisor Services Exchange Trust Services Exchange Insurance Exchange AI Recommendations Client Apps Developer Tools Health Future Offerings

6 Market and Industry Leading Footprint +17,000 data sources +470 million linked consumer accounts +35 million Users** +600 FinTech Companies +106,000 advisors +$4.5 trillion in assets +13 million investor accounts 17 of 20 of the largest U.S. Banks 47 of 50 of the largest wealth management and brokerage firms +500 of the largest Registered Investment Advisers *Metrics as of December 31, 2020 **Paid subscribers

Orchestrating the Ecosystem for Financial Wellness


Program manager – curates and integrates the best – single point of contact
Proprietary and partner solutions
Producers
Investment
Insurance
Credit
Trust
Impact
Tax
Health
Retirement
Banking
Education
Planning
Behavioral
Engagement Technology
Operations Technology
Advisor Services
API Developer Platform
User Interfaces
Money movement
Data Inputs
Enablers
ENV orchestrates and operates the ecosystem
ENVESTNET
AI data model for financial wellness software technology
Advisory
FinTech
+
Corporates
International
Ultra HNW
High Net Worth
Mass Affluent
Mass
Emerging
Unserved
Consumers

ENVESTNET

Monetized as a service through AUM, subscription fees, platform fees from all sides of the ecosystem

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8 Opportunity: The Intelligent Financial LifeTM or visit https://www.envestnet.com/intelligent-financial-life DOWNLOAD THE WHITE PAPER

9 Data and analytics Recommendation engine Financial Planning by MoneyGuide Leveraging the Ecosystem to Accelerate Long-Term Growth Installed base of advisors and accounts Growing the installed base “land” Leveraging technology and data Deploying additional solutions “expand” Exchanges (insurance, credit, advisor services, trust) Investment solutions (managed accounts, overlay, direct indexing, impact) Future offerings

Strong Fourth Quarter 2020 Results

(in millions except per share amounts)	4Q20 Outlook *Provided 11/5/20*	**4Q20 Results vs. Midpoint**	YoY Change (%)*	Key Variance Drivers – Results vs. Outlook
Adjusted revenues(1)	$255.5-$257.5	**$263.9** +$7.4	+9%	• Favorability across all revenue lines • +$4.1 asset-based • +$0.9 subscription-based • +$2.4 professional services
Adjusted EBITDA(1)	$60.0-$61.0	**$65.0** +$4.5	+6%	• $7.4 higher adjusted revenues • ($2.8) higher asset-based cost of revenues • Operating expenses in line with guidance
Adjusted net income per diluted share(1)	$0.64	**$0.69** +$0.05	+0%	• ~$0.06 Adjusted revenues** • ~($0.01) Immaterial variances in operating expenses, cash interest expense, depreciation and amortization and diluted share count

*YoY change represents 4Q20 results vs. 4Q19 results.

** Adjusted earnings per share impact of adjusted revenue favorability, less unfavorability in asset-based cost of revenue.

(1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.

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Strong Full Year 2020 Results

(in millions except per share amounts)	FY20 Initial Outlook *Provided 2/20/20*	**FY20 Results vs. Midpoint**	YoY Change (%)*	Key Variance Drivers – Results vs. Outlook
Adjusted revenues(1)	$1,018-$1,028	**$999** ($24)	+10%	• Primarily driven by unfavorable asset-based revenue due to significant market downturn in 1Q20
Adjusted EBITDA(1)	$220-$224	**$243** +$21	+26%	• ~($10) unfavorable adjusted revenues less favorable asset-based cost of revenues • ~$31 favorable operating expenses
Adjusted EBITDA(1) Margin	21.6% - 21.8%	**24.3%** +260 bps	+300 bps	• Significant operating expense favorability in personnel (headcount and benefits), travel and marketing expense
Adjusted net income per diluted share(1)	$2.22-$2.27	**$2.57** +$0.33	+20%	• ~($0.13) Adjusted revenues** • ~$0.41 Operating expenses • ~$0.02 Cash Interest expense • ~$0.03 Diluted share count

*YoY change represents full year 2020 results vs. full year 2019 results.

** Adjusted earnings per share impact of adjusted revenue unfavorability, less favorability in asset-based cost of revenue.

(1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.

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2021 Full Year Outlook

(in millions except per share amounts)	FY20 Actual Results	**Initial FY21 Guidance** *(2/25/21)*	FY21 Guidance vs. FY20	Primary Variance Drivers vs. Prior Year
Adjusted revenues[1]	$999	**$1,105 - $1,120**	+10.5-12%	• Strong growth in asset-based revenue • Modest growth in subscription revenue • Decline in professional services revenue
Adjusted EBITDA[1]	$243	**$225 - $235**	(3-7%)	• Operating expense increase due to accelerated investments to drive long-term growth and restoration of more normal spending
Adjusted EBITDA[1] Margin	24.3%	**20.4% - 21.0%**	(330 bp–390 bp)	• Operating expenses growing faster than revenue (see above)
Normalized effective tax rate	25.5%	**25.5%**	n/a	• Unchanged
Diluted shares outstanding	55.1	**65.9**	+20%	• Early adoption of new accounting standard
Adjusted net income per diluted share[1]	$2.57	**$1.95 - $2.08**	(19-24%)	• EBITDA change, depreciation, share count • Early adoption of new accounting standard

(1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.
Please review slides 2 and 3 for additional disclosures.

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Adjusted EBITDA Bridge – 2020 Actual to 2021 Guidance


(In millions)
2020 Actual
$243
Revenue less Cost of Revenue
~$37
Normal Expense Growth
~($10)
Partial Restoration of Expenses
~($10)
Accelerated Investments
~($30)
2021 Guidance (Midpoint)
$230

- Normal expense growth to support business ~$10 million, or ~2% increase vs. 2020 operating expenses
- Partial restoration of expenses of ~$10 million from artificially low 2020 levels due to pandemic
- Accelerated investments of ~$30 million to drive faster long-term revenue growth

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Note: Adjusted EBITDA is a non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.
Please review slides 2 and 3 for additional disclosures.

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14 Capital Position as of December 31, 2020 Cash and Cash Equivalents $385M Annual cash interest expense ~$11.2M(1) Debt Outstanding on Revolving Line of Credit ($500M) $0M Revolving Line of Credit LIBOR + spread (2) Convertible Debt Maturing 2023 $345M Convertible Debt 2023 1.75% coupon Convertible Debt Maturing 2025 $517.5M Convertible Debt 2025 0.75% coupon Net Leverage Ratio 2.0x Strong Balance Sheet and Liquidity (1) Estimated run rate as of 12/31/20. Includes convertible note coupon payments and undrawn fees on revolving line of credit. (2) LIBOR plus 275 basis points on drawn amounts, if any, based on current leverage ratio.

15 A Call to Action: Our Industry’s Time to Empower the Consumer Put Connected Financial Lives into the Pockets of Consumers Via Mobile Apps Integrate Financial Education Initiatives to Help Consumers Achieve Financial Balance Break Down Industry Silos to Meet the Spectrum of Consumers’ Needs Deploy Algorithms to Reshape the Way Consumers Manage Their Finances Rely on AI to Personalize the Client Experience Empower Financially Underserved Communities or visit https://www.envestnet.com/intelligent-financial-life DOWNLOAD THE WHITE PAPER

Appendix

17 The Ecosystem in Action: Opportunity for Significant Growth Typical $500M RIA Generates subscription revenue today Deploy existing solutions Tax Overlay UMA Impact Annuities SBL/Credit Trust + = Additional Revenue Typical mid-to-large BD firm $50M in fee-based assets Generates asset-based and subscription revenue via platform and planning fees today Deploy existing solutions Tax Overlay Impact Annuities SBL/Credit Trust + = Additional Revenue

18 Impact Portfolios Overlay Solutions Direct Indexing YTD 2020 Change Advisor Usage +24% +34% +41% Accounts +60% +39% +54% Assets +81% +46% +61% Expansion of Asset-Based Solutions YTD Change comparing December 31, 2020 vs. December 31, 2019

19 Exchanges: Creating Long-Term Value *Metrics as of December 31, 2020 Insurance Credit Expertise+Technology Providers+Product Access+Usage+Production Revenue 19 firms 27,000 advisors and growing Commission and fee- based annuities from 12 leading insurance carriers and growing Multiple Advisor Entry Points, back book conversions, fee-based and commission- based volume Ongoing basis points on annuity balances or one- time fees based on production 21 firms 8,700 advisors and growing Securities-backed loans, Unsecured loans, Residential real estate loans from ten lenders and growing Ongoing basis points on outstanding balances or production-based fees Multi-lender and direct/closed-loop offerings

Illustrative Market Impact on Asset-Based Revenues

Assuming +/-10% market change

Asset-Based revenues	Cost of revenues	Adjusted EBITDA[1] unmitigated
~$35M	~$18M	~$16M

Management has visibility into expected performance allowing operating decisions that may impact hiring plans, variable compensation and other spending initiatives.

(1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.
Amounts represent annualized impact applicable to subsequent quarter following assumed market change. Amounts based on 4Q20 actual revenue.
See additional information on slide 21 which provides calculations and other statements.

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Illustrative Market Impact Calculations

Illustrative Market Impact Model	Assumptions		
Total revenue	4Q20 revenue, annualized	$1,055	
x % asset-based	~55% of total revenue	55%	
x % exposure to equities	Approximate 60% equity allocation	60%	
x % market change	Assuming 10% equity market decline	-10%	
= revenue impact		($35)	3-4% impact on total revenue
- impact on asset-based cost of revenue	Currently 53% of asset-based revenue	($18)	
= impact on adjusted EBITDA(1)	Unmitigated impact	($16)	6-7% impact on adjusted EBITDA

(in $millions)

- Given Envestnet's high degree of subscription-based revenue and limited exposure to equity markets, a 10% equity market decline would have a 3-4% impact on our revenue.
- Approximately 75% of our asset-based revenue is billed quarterly, in advance. As such, the majority of any market impact would be seen in future quarters. Example: December 31 asset values drive our first quarter asset-based revenue.
- Approximately half of our asset-based revenue is paid to third party managers and strategists. This naturally reduces the impact on our profit from a market decline. In the above scenario, a 10% equity market decline would have a 6-7% impact on our adjusted EBITDA.
- This represents the unmitigated impact. Depending on the severity of the impact, management may choose to offset a portion of this impact through lower variable compensation, and changing its discretionary hiring and spending plans.

ENVESTNET

(1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.

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22 Outlook Table (a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision. (1) Non-GAAP financial measure. Please see slide 3. The Company provided the following outlook for the first quarter ending March 31, 2021 and full year ending December 31, 2021. This outlook is based on the market value of assets on December 31, 2020. We caution that we cannot predict the market value of our assets on any future date and, in particular, in light of recent market volatility. See slide 2 for more information. In Millions Except Adjusted EPS 1Q 2021 FY 2021 GAAP: Revenues: Asset-based $158.5 - $159.5 Subscription-based $106.5 - $107.5 Total recurring revenues $265.0 - $267.0 Professional services and other revenues $5.0 - $6.0 Total revenues $270.0 - $273.0 $1,104.7 - $1,119.7 Asset-based cost of revenues $85.0 - $85.5 Total cost of revenues $91.5 - $92.5 Net income (a) - (a) (a) - (a) Diluted shares outstanding 65.4 65.9 Net Income per diluted share (a) - (a) (a) - (a) Non-GAAP: Adjusted revenues(1): Asset-based $158.5 - $159.5 Subscription-based $106.5 - $107.5 Total recurring revenues $265.0 - $267.0 Professional services and other revenues $5.0 - $6.0 Total revenues $270.0 - $273.0 $1,105.0 - $1,120.0 Adjusted EBITDA(1) $63.0 - $65.0 $225.0 - $235.0 Adjusted net income per diluted share(1) $0.61 $1.95 - $2.08

23 Reconciliation of Non-GAAP Financial Measures Three Months Ended Year Ended December 31, December 31, (in thousands) (unaudited) 2020 2019 2020 2019 Total revenues $ 263,819 $ 239,936 $ 998,230 $ 900,127 Deferred revenue fair value adjustment 85 2,601 692 9,271 Adjusted revenues $ 263,904 $ 242,537 $ 998,922 $ 909,398 Net income (loss) $ 7,694 $ 3,417 $ (2,644) $ (17,202) Add (deduct): Deferred revenue fair value adjustment 85 2,601 692 9,271 Interest income (262) (488) (1,112) (3,347) Interest expense 9,597 8,175 31,504 32,520 Accretion on contingent consideration and purchase liability 380 532 1,688 1,772 Income tax provision (benefit) (5,240) 698 (5,401) (30,893) Depreciation and amortization 28,584 28,104 113,661 101,271 Non-cash compensation expense 13,916 17,203 57,113 60,444 Restructuring charges and transaction costs 4,922 1,833 19,383 26,558 Severance 6,544 7,220 25,110 15,367 Fair market value adjustment on contingent consideration liability (1,049) (8,126) (3,105) (8,126) Non-recurring litigation and regulatory related expenses 1,796 814 7,825 2,879 Foreign currency 184 (280) 116 (72) Non-income tax expense adjustment (920) (1,106) 421 374 Non-recurring gains (1,647) — (5,877) — Loss allocation from equity method investments 1,119 854 5,399 2,361 (Income) loss attributable to non-controlling interest (727) 79 (1,830) 110 Adjusted EBITDA $ 64,976 $ 61,530 $ 242,943 $ 193,287

24 Reconciliation of Non-GAAP Financial Measures Three Months Ended Year Ended December 31, December 31, (in thousands, except share and per share information) (unaudited) 2020 2019 2020 2019 Net income (loss) $ 7,694 $ 3,417 $ (2,644) $ (17,202) Income tax provision (benefit) (5,240) 698 (5,401) (30,893) Loss before income tax provision (benefit) 2,454 4,115 (8,045) (48,095) Add (deduct): Deferred revenue fair value adjustment 85 2,601 692 9,271 Accretion on contingent consideration and purchase liability 380 532 1,688 1,772 Non-cash interest expense 6,798 4,475 17,480 18,743 Non-cash compensation expense 13,916 17,203 57,113 60,444 Restructuring charges and transaction costs 4,922 1,833 19,383 26,558 Severance 6,544 7,220 25,110 15,367 Amortization of acquired intangibles and fair value adjustment to property and equipment, net 17,545 19,629 73,559 70,677 Fair market value adjustment on contingent consideration liability (1,049) (8,126) (3,105) (8,126) Non-recurring litigation and regulatory related expenses 1,796 814 7,825 2,879 Foreign currency 184 (280) 116 (72) Non-income tax expense adjustment (920) (1,106) 421 374 Non-recurring gains (1,647) — (5,877) — Loss allocation from equity method investments 1,119 854 5,399 2,361 (Income) loss attributable to non-controlling interest (727) 79 (1,830) 110 Adjusted net income before income tax effect 51,400 49,843 189,929 152,263 Income tax effect (13,107) (12,710) (48,432) (38,827) Adjusted net income $ 38,293 $ 37,133 $ 141,497 $ 113,436 Basic number of weighted-average shares outstanding 53,960,769 52,574,128 53,589,232 50,937,919 Effect of dilutive shares: Options to purchase common stock 290,366 784,361 416,593 1,015,164 Unvested restricted stock units 622,702 591,657 592,033 691,740 Convertible Notes 769,593 84,826 414,398 33,388 Warrants 89,989 951 58,459 — Diluted number of weighted-average shares outstanding 55,733,419 54,035,923 55,070,715 52,678,211 Adjusted net income per share - diluted $ 0.69 $ 0.69 $ 2.57 $ 2.15

Reconciliation of Non-GAAP Financial Measures

(in millions) (unaudited)	Year Ended December 31,												
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Net income (loss)	5.26	(0.87)	(0.63)	7.61	0.47	3.66	13.98	4.44	(55.57)	(3.28)	4.01	(17.20)	(2.64)
Accretion on contingent consideration and purchase liability	-	-	-	-	-	-	-	0.89	0.15	0.51	0.22	1.77	1.69
Bad debt expense	-	0.38	2.67	-	-	-	-	-	-	-	-	-	-
Contract settlement charges	-	-	-	1.18	-	-	-	-	-	-	-	-	-
Customer inducement costs	-	0.02	3.24	4.57	-	-	-	-	-	-	-	-	-
Deferred revenue fair value adjustment	-	-	-	-	1.25	0.16	-	0.32	1.27	0.13	0.12	9.27	0.69
Depreciation and amortization	3.54	4.50	5.70	6.38	12.40	15.33	18.65	27.96	64.00	62.82	77.63	101.27	113.66
Fair market value adjustment on contingent consideration liability	-	-	-	-	-	0.50	(1.43)	(4.15)	1.59	-	-	(8.13)	(3.11)
Foreign currency	-	-	-	-	-	-	-	-	(0.72)	0.49	(0.59)	(0.07)	0.12
Impairment of customer inducement assets	-	-	-	0.17	-	-	-	-	-	-	-	-	-
Impairment of equity method investment	-	-	-	-	-	-	-	-	0.73	-	-	-	-
Impairment on investments	0.68	3.60	-	-	-	-	-	-	-	-	-	-	-
Imputed interest expense on contingent consideration	-	-	-	-	-	0.79	1.47	-	-	-	-	-	-
Income tax provision (benefit)	4.61	1.81	1.53	2.98	2.60	2.05	8.53	4.55	15.08	1.59	(13.17)	(30.89)	(5.40)
Interest expense	-	-	0.56	0.79	-	-	0.63	10.27	16.60	16.35	25.20	32.52	31.50
Interest income	(0.81)	(0.22)	(0.15)	(0.08)	(0.03)	(0.02)	(0.14)	(0.34)	(0.04)	(0.20)	(2.36)	(3.35)	(1.11)
Litigation related expense	-	0.60	1.93	0.13	0.27	0.01	0.02	0.07	5.59	1.03	-	2.88	7.83
Loss allocation from equity method investment	-	-	-	-	-	-	-	-	1.42	1.47	1.15	2.36	5.40
Loss attributable to non-controlling interest	-	-	-	-	-	-	1.23	1.64	1.08	0.32	1.79	0.11	(1.83)
Non-cash compensation expense	0.45	0.78	1.73	3.06	4.04	8.92	11.42	15.16	33.28	31.33	40.25	60.44	57.11
Non-income tax expense adjustment	-	-	-	-	-	-	-	-	6.23	0.35	(0.59)	0.37	0.42
Other	-	-	-	(1.10)	-	-	(1.83)	0.07	(1.38)	-	-	-	-
Re-audit related expenses	-	-	-	-	-	3.11	-	-	-	-	-	-	-
Restructuring charges and transaction costs	-	-	0.86	1.05	2.72	3.30	2.67	13.50	5.78	13.67	15.58	26.56	19.38
Severance	-	-	0.67	0.70	0.28	0.79	0.74	1.70	4.34	2.32	8.32	15.37	25.11
Gain on acquisition of equity method investment	-	-	-	-	-	-	-	-	-	-	-	-	(4.23)
Gain on sale of interest in private company	-	-	-	-	-	-	-	-	-	-	-	-	(1.65)
Adjusted EBITDA	**13.73**	**10.60**	**18.11**	**27.44**	**23.99**	**38.59**	**55.94**	**76.07**	**99.44**	**128.89**	**157.55**	**193.29**	**242.94**

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Note: Numbers may not sum due to rounding.

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